Exhibit 10.4

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO AGREEMENT (the “Amendment”) is made and entered into as of September 15, 2023, by and between APPHARVEST RICHMOND FARM, LLC, a Delaware limited liability company (the “Lessor”), and CEFF II APPHARVEST HOLDINGS, LLC, a Delaware limited liability company (the “Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated September 14, 2023 (the “Lease”) for the lease of that certain real property commonly known as 1415 Speedwell Road, Richmond, Kentucky 40475, as more particularly described in the Lease (the “Real Property”), along with all Improvements and FF&E; all capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease; and

WHEREAS, Lessor and Lessee wish to amend the Lease as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Lessor and Lessee hereby agree as follows:

1.Insurance. Lessee shall, during the Term, maintain property insurance with respect to the FF&E, as Lessee, in consultation with Lessor, determines necessary and appropriate, and shall pay all premiums for such insurance.

2.Insurance Costs. Lessor and Lessee shall negotiate in good faith any necessary adjustments to the Approved Budget1 resulting from the parties’ entry into and performance under the Lease and all amendments thereto, including, without limitation, for any penalty Lessee may incur relating to obtaining and later cancelling insurance coverage required by the Lease, as amended.

3.Ratification. The Lease, as amended by this Amendment, is hereby ratified by Lessor and Lessee. Except as expressly amended by this Amendment, all terms and conditions of the Lease shall remain in full force and effect and shall not be cancelled, suspended, or otherwise abrogated by this Amendment. In the event of any inconsistency between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall control. This Amendment and the Lease cannot be modified in any manner other than by written instrument

1 “Approved Budget” has the meaning provided in that certain bankruptcy court order whereunder Lessor is a debtor, titled Final Order (I) Authorizing Post-Petition Financing Secured by Senior Liens, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Adequate Protection, (IV) Scheduling a Final Hearing, and (V) Granting Related Relief [Docket No. 296].

executed by Lessor and Lessee. The Lease, as hereby amended, contains all of the terms agreed upon between Lessor and Lessee with respect to the subject matter hereof.

4.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute a single instrument. Execution of this Amendment may be by manual signature, electronic copy of a manual signature, pdf attachment to an e-mail transmission, electronic signature (e.g., through DocuSign), or any other electronic means authorized by law.

IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amendment to Lease Agreement to be executed as of the date and year first above written.

LESSOR:

APPHARVEST RICHMOND FARM, LLC, a Delaware limited liability company

By:	/s/ Gary Broadbent
Name:	Gary Broadbent
Its:	Chief Restructuring Officer

LESSEE:

CEFF II APPHARVEST HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Nick Houshower
Name:	Nick Houshower
Its:	Principal